                          ROHR, INC. AND SUBSIDIARIES
                          ---------------------------
               CALCULATION OF FULLY DILUTED NET INCOME PER SHARE
               -------------------------------------------------
                          OF COMMON STOCK - UNAUDITED
                          ---------------------------
                      (in thousands except for share data)
                      ------------------------------------


                                                     THREE MONTHS ENDED             SIX MONTHS ENDED
                                                     ------------------            ------------------
                                                     JAN. 29,  JAN. 30,            JAN. 29,  JAN. 30,
                                                       1995      1994                1995      1994
                                                     --------  --------            --------  --------

    Net income from continuing operations
      applicable to primary earnings per
      common share                                    $ 3,252   $ 1,341             $ 4,621   $ 7,102

    Add back interest and issue expense on
      convertible debentures and notes, net of
      tax adjustment                                      699     1,234               1,400     2,459
                                                      -------   -------             -------   -------

    Adjusted income from continuing
      operations applicable to common
      stock on a fully diluted basis                    3,951     2,575               6,021     9,561

    Income from discontinued operations,
      net of taxes                                        337       331                 835       633
                                                      -------   -------             -------   -------

    Net income applicable to fully diluted
       earnings per share                             $ 4,288   $ 2,906             $ 6,856   $10,194
                                                      =======   =======             =======   =======

    Average number of shares outstanding on
    a fully diluted basis:
      Shares used in calculating primary earnings
         per share                                     18,088    18,117              18,113    18,028
      Unexercised options                                 170       --                  143       --
      Shares issuable on conversion of debentures
         and notes                                      5,555     2,674               5,555     2,674
                                                      -------   -------             -------   -------

    Average number of shares outstanding
      on a fully diluted basis                         23,813    20,791              23,811    20,702
                                                      =======   =======             =======   =======

    Fully diluted net income per
      share from continuing operations                $  0.17   $  0.12             $  0.25   $  0.46

    Income from discontinued operations,
      net of taxes                                       0.01      0.02                0.04      0.03
                                                      -------   -------             -------   -------

    Fully diluted net income per
      average common share                            $  0.18   $  0.14             $  0.29   $  0.49
                                                      =======   =======             =======   =======

    Note:

    The fully diluted earnings per share for the three-months and six-months periods ended January 29, 1995, excludes the assumed conversion of those securities that results in improvement of earnings per share. The assumed conversion of the Company's convertible debentures for the three-months and six-months periods ended January 30, 1994, were anti-dilutive, hence primary earnings per share are presented for these periods in the Company's Consolidated Statements of Earnings.

                                                                    EXHIBIT 11.2